CUSIP NO. 78464R105                 SCHEDULE 13G                   Page 13 of 14
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                                    EXHIBIT 1
                                 TO SCHEDULE 13G

                              GENERAL ATLANTIC LLC
                                3 Pickwick Plaza
                               Greenwich, CT 06830

                                                                 January 3, 2006

                                POWER OF ATTORNEY

The undersigned, General Atlantic LLC, a Delaware limited liability company, with its principal office at 3 Pickwick Plaza, Greenwich, Connecticut, United States of America (the "Limited Liability Company"), by its duly authorized Chairman and Managing Director, Steven A. Denning, a U.S. citizen, of full legal age, hereby constitutes and appoints Thomas J. Murphy, a U.S. citizen, of full legal age, its true and lawful attorney-in-fact and agent, in any and all capacities, to execute and deliver any and all documents and instruments (including, without limitation, all documents and instruments necessary or required to open and close accounts with commercial banking and investment banking institutions and all documents and instruments necessary or required in connection with the settlement of any securities trading) and to make any governmental filings on behalf of the Limited Liability Company, in each case as fully to all intents and purposes as a Managing Director of the Limited Liability Company might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done. This power of attorney shall expire on January 4, 2007.

                                   GENERAL ATLANTIC LLC


                                   By:  /s/ Steven A. Denning
                                        ---------------------------------------
                                        Steven A. Denning
                                        Chairman and Managing Director


STATE OF CONNECTICUT    )
                        :  ss.
COUNTY OF FAIRFIELD     )


On the 3rd day of January 2006, before me personally came Steven A. Denning, to me known, and known to me to be the individual described in, and who executed the foregoing document, and he acknowledged to me that he executed the same.


     /s/ Natalie J. Wagner
-----------------------------
         Notary Public